FORM NSAR Q77O Transactions effected pursuant to Rule 10F3 Fidelity New York Municipal Trust

Series Number	2
Fund	Fidelity New York Municipal Income Fund
Trade Date	7/12/12
Settle Date	7/19/12
Security Name	NYC TFA BARB 5% 07/15/28
CUSIP	64972HTS1
Price	116.775
Transaction Value	$10,509,750.00
Class Size	$644,375,000.00
% of Offering	1.40%
Underwriter Purchased From	J.P. Morgan
Underwriting Members: (1)	J.P. Morgan
Underwriting Members: (2)	Barclays
Underwriting Members: (3)	BofA Merrill Lynch
Underwriting Members: (4)	Cabrera Capital Markets, Inc.
Underwriting Members: (5)	Citigroup
Underwriting Members: (6)	Fidelity Capital Markets
Underwriting Members: (7)	Goldman, Sachs & Co
Underwriting Members: (8)	Jackson Securities
Underwriting Members: (9)	Jefferies
Underwriting Members: (10)	Loop Capital Markets, LLC
Underwriting Members: (11)	M.R. Beal & Company
Underwriting Members: (12)	Morgan Stanley
Underwriting Members: (13)	Oppenheimer & Co., Inc.
Underwriting Members: (14)	Ramirez & Co., Inc
Underwriting Members: (15)	Raymond James Morgan Keegan
Underwriting Members: (16)	RBC Capital Markets
Underwriting Members: (17)	Rice Financial Products Company
Underwriting Members: (18)	Roosevelt & Cross, Incorporated
Underwriting Members: (19)	Siebert Brandford Shank & Co.,LLC
Underwriting Members: (20)	Southwest Securities, Inc.
Underwriting Members: (21)	Stifel, Nicolaus & Company, Incorporated
Underwriting Members: (22)	Wells Fargo Bank, NA